UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported):   August 18, 2009

Palatin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15543	95-4078884
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

4C Cedar Brook Drive, Cranbury, NJ	08512
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (609) 495-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

        On August 18, 2009, we received a warning letter from the staff of NYSE Amex LLC (NYSE Amex) concerning our issuance of certain shares of our common stock on August 17, 2009, prior to approval for listing on NYSE Amex. Section 301 of the NYSE Amex Company Guide provides that listed companies are not permitted to issue additional securities of a listed class until an application for listing has been submitted and approved. The listing application was submitted to NYSE Amex on August 12, 2009 and was approved on August 21, 2009.

        The staff indicated in its letter that although it would not apply at this time the continued listing evaluation and follow-up procedures specified in Section 1009 of the Company Guide, since Palatin Technologies was not in compliance with NYSE Amex continued listing standards, the warning letter amounted to notice of failure to comply with a continued listing standard. No further action is required to be taken by Palatin Technologies, or will be taken by NYSE Amex, with respect to this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALATIN TECHNOLOGIES, INC.

Date: August 21, 2009	By:	/s/ Stephen T. Wills
Stephen T. Wills, CPA, MST Executive Vice President - Operations and Chief Financial Officer